Exhibit 10.2

NOTE

$150,000,000	December 20,2007

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to the order of Bank of America, N.A. or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined) the principal amount of each Loan from time to time made by Lender to Borrower under that certain Credit Agreement, dated as of March 11, 2005 (as the same may be amended, restated, extended, supplemented from time to time, the “Agreement”) among Borrower, Lenders from time to time party thereto, and Bank of America, NA., as Agent. Capitalized terms used but not defined in this Note have the meanings given them in the Agreement.

Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of Lender in Dollars in immediately available funds at Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set out in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

This Note is issued as a replacement for (but not a novation of) (a) that certain Note dated March 11, 2005, executed by Borrower and payable to the order of Lender in the principal amount of $30,000,000, and (b) that certain Note dated July 2007, executed by Borrower and payable to the order of Lender in the principal amount of $150,000,000.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

GULFPORT ENERGY CORPORATION

By:	/s/ Michael G. Moore
Michael G. Moore
Vice President and Chief Financial Officer